      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                PRICESMART, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                          5900                     33-0628530
(STATE OR OTHER JURISDICTION    PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    OF INCORPORATION OR            CLASSIFICATION CODE           IDENTIFICATION
       ORGANIZATION)                     NUMBER)                     NUMBER)

                              4649 MORENA BOULEVARD
                           SAN DIEGO, CALIFORNIA 92117
                                 (858) 581-4530
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   NOTICE TO:                              COPIES TO:
               GILBERT A. PARTIDA                     SCOTT N. WOLFE, ESQ.
     PRESIDENT AND CHIEF EXECUTIVE OFFICER           ROBERT E. BURWELL, ESQ.
                PRICESMART, INC.                        LATHAM & WATKINS
             4649 MORENA BOULEVARD                  701 B STREET, SUITE 2100
          SAN DIEGO, CALIFORNIA 92117              SAN DIEGO, CALIFORNIA 92101
                 (858) 581-4530                          (619) 236-1234

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                               PROPOSED        PROPOSED MAXIMUM
                                                             AMOUNT             MAXIMUM            AGGREGATE           AMOUNT OF
                 TITLE OF SECURITIES                         TO BE           OFFERING PRICE         OFFERING          REGISTRATION
                  TO BE REGISTERED                         REGISTERED        PER SHARE (1)           PRICE                FEE
------------------------------------------------------ ------------------- ------------------- ------------------- ----------------
Common Stock, par value $0.0001 per share                   646,498              $37.69           $24,366,510            $6,433
===================================================================================================================================


(1) Estimated in accordance with Rule 457(c) solely for purposes of computing the amount of the registration fee based on the average of the high and low sales prices of the common stock as reported on the Nasdaq National Market on July 21, 2000.

================================================================================


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION--DATED JULY 27, 2000

PROSPECTUS



                                 646,498 SHARES


                                PRICESMART, INC.


                                  COMMON STOCK

                                ----------------

         This prospectus relates to up to 646,498 shares of our common stock, which may be offered for sale by the selling stockholders named in this prospectus. The shares of common stock being offered were previously issued to the selling stockholders. The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as all fees and disbursements of their counsel and experts.

         Our common stock is listed on the Nasdaq National Market under the symbol "PSMT." On July 25, 2000, the last sale price of our common stock as reported on the Nasdaq National Market was $38.75.

         SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

                          -----------------------------

         These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------


                 The date of this prospectus is ________, 2000.

         The terms "PriceSmart," "we," "our" and "us" refer to PriceSmart, Inc., a Delaware corporation. All references in this prospectus to "common stock" refer to our common stock, par value $0.0001 per share.

                                   PRICESMART

         We own and operate U.S.-style membership shopping warehouses in Central America and the Caribbean using the trade name "PriceSmart" (and, in the country of Panama, "PriceCostco"). As of June 30, 2000, we operated 14 warehouse stores (four in Panama, three in Costa Rica, two each in the Dominican Republic, Honduras and El Salvador, and one in Guatemala). In the case of Guatemala, we operate our warehouse store through a joint venture arrangement, of which we own a majority interest. Also, there were six warehouse stores in operation (five in China and one in Saipan) licensed to and operated by local business people.

         The warehouses sell basic consumer goods with an emphasis on quality, low prices and efficient operations. By offering low prices on merchandise, the warehouses seek to generate sufficient sales volumes to operate profitably at relatively low gross margins. The typical no-frills warehouse-type buildings have selling areas ranging from 40,000 to 55,000 square feet and are located in urban areas to take advantage of dense populations and relatively higher levels of disposable income. Product selection includes perishable foods and basic consumer products. The target customers are consumers and small businesses. The shopping format includes an annual membership fee that varies by market from $20 to $35.

                                  RISK FACTORS

         You should carefully consider the following risk factors, in addition to the other information included in this prospectus, before purchasing our shares of common stock. Each of these risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

OUR FINANCIAL PERFORMANCE IS DEPENDENT ON INTERNATIONAL OPERATIONS.

         Our international operations account for nearly all of our total sales. Our financial performance is subject to risks inherent in operating and expanding our international membership concept. These risks include:

         -        changes in tariffs and taxes,

         -        the imposition of governmental controls,

         -        trade restrictions,

         - greater difficulty and costs associated with international sales and the administration of an international merchandising business,

         -        limitations on U.S. company ownership in foreign countries,

         -        permitting and regulatory compliance,

         - the financial and other capabilities of our business partners and licensees, and

         -        general political as well as economic and business conditions.

THE SUCCESS OF OUR BUSINESS REQUIRES EFFECTIVE ASSISTANCE FROM LOCAL BUSINESS PEOPLE WITH WHOM WE HAVE ESTABLISHED STRATEGIC RELATIONSHIPS.

         Several of the risks associated with our international merchandising business may be within the control (in whole or in part) of local business people with whom we have established formal and informal strategic relationships or may be affected by the acts or omissions of these local business people. In many cases, these local business people previously held minority interests in joint venture arrangements and now hold shares of our common stock. We cannot give you any assurance that our membership store concept will be implemented effectively or that these local business people will effectively help us penetrate their respective markets. In the event one or more of these local business people are displeased with their relationship with us, these local business people could seek to terminate their relationships with us. The failure of these local business people to assist us in their local markets could harm our results of operations.

ANY FAILURE BY US TO MANAGE OUR GROWTH COULD ADVERSELY AFFECT OUR BUSINESS.

         We began an aggressive growth strategy in fiscal 1999 in Central America and the Caribbean. As of June 30, 2000, we have opened nine new warehouses in fiscal 2000 and intend to open two additional warehouses this fiscal year. The success of our growth strategy will depend to a significant degree on our ability to (1) expand our operations through the opening of new warehouses, (2) operate new warehouses on a profitable basis and (3) maintain positive comparable warehouse net sales in the applicable markets. These markets may present operational, competitive, regulatory and merchandising challenges that are similar to, or different from those previously encountered by us. We might not be able to adapt our operations to support these expansion plans, and these new warehouses may not achieve the profitability necessary for us to receive an acceptable return on investment.

         Our ability to open new warehouses on a timely basis will also depend on a number of factors, some of which may be beyond our control, including our ability to:

         -        locate suitable warehouse sites,

         -        negotiate acceptable lease or acquisition terms,

         -        construct sites timely, and

         - obtain financing in a timely manner and with satisfactory terms.

         Our growth strategy also will require us to hire, train and retain skilled managers and personnel to support our growth, and we may experience difficulties hiring employees who possess the training and experience necessary to operate our new warehouses, particularly in foreign markets where language, education and cultural factors may impose particular challenges. Further, we may encounter substantial delays, increased expenses or loss of potential sites due to the complexities, cultural differences, and local political issues associated with the regulatory and permitting processes in the international markets in which we intend to locate our stores. We might not be able to open the planned number of new warehouses according to our schedule or continue to attract, develop and retain the personnel necessary to pursue our growth strategy. Failure to do so could have a material adverse affect on our business and results of operations.

         In addition, we will need to continually evaluate the adequacy of our existing systems and procedures, including warehouse management, financial and inventory control and distribution systems. Moreover, as we grow, we will need to continually analyze the sufficiency of our inventory distribution methods and may require additional facilities in order to support our planned growth. We may not adequately anticipate all the changing demands that our expanding operations will impose on these systems. Our failure to update our internal systems or procedures as required could have a material adverse affect on our business and results of operations.

WE FACE SIGNIFICANT COMPETITION.

         Our international merchandising businesses compete with exporters, wholesalers, other membership merchandisers, local retailers and trading companies in various international markets. Some of our competitors may have greater resources, buying power and name recognition than us. While we expect that the size of many of the markets in which we operate or expect to enter will delay or deter entry by many of our larger competitors, we cannot assure you that our larger competitors will not decide to enter these markets or that our smaller competitors will not compete more effectively against us. We may be required to implement price reductions in order to remain competitive should any of our competitors reduce prices in any of our markets. Moreover, our ability to expand into and operate profitably in new markets, particularly small markets, may be adversely affected by the existence or entry of competing warehouse clubs or discount retailers.

WE MAY ENCOUNTER DIFFICULTIES IN THE SHIPMENT OF GOODS TO OUR WAREHOUSES.

         We are required to transport products over great distances, typically over water, which results in:

         - substantial lags between the procurement and delivery of product, thus complicating merchandising and inventory control methods,

         - the possible loss of product due to potential damage to, or destruction of, ships or containers delivering goods,

         -        tariff, customs and shipping regulation issues, and

         -        substantial ocean freight and duty costs.

         Moreover, only a limited number of transportation companies service our regions, none of which has entered into a long-term contract with us. The inability or failure of one or more key transportation companies to provide transportation services to us, any collusion among the transportation companies regarding shipping prices or terms, changes in the regulations that govern shipping tariffs or any other disruption in our ability to transport our merchandise could have a material adverse effect on our business, financial condition and operating results. In addition, many of the countries in which we operate require registration of imported products, which often results in additional significant delays in our deliveries of products.

WE ARE EXPOSED TO WEATHER AND OTHER RISKS ASSOCIATED WITH CENTRAL AMERICAN AND CARIBBEAN OPERATIONS.

         Our operations are subject to the volatile weather conditions and natural disasters often encountered in the Central American and Caribbean regions in which our warehouse stores are located, which could result in delays in construction or result in significant damage to, or destruction of, our warehouse stores. In addition, our Central American and Caribbean operations involve uncertainties arising from:

         - local business practices, language and cultural considerations, including the capacity or willingness of local business and government officials to provide necessary services, and

         -        local economic conditions.

Losses from business interruption may not be adequately compensated by insurance.

DECLINES IN THE ECONOMIES OF THE COUNTRIES IN WHICH WE OPERATE OUR WAREHOUSE STORES WOULD HARM OUR BUSINESS.

         The success of our operations depends to a significant extent on a number of factors relating to discretionary consumer spending, including employment rates, business conditions, consumer spending patterns and customer preferences and other economic factors in each of our markets. Consumer spending in our markets may be adversely affected by these factors, thereby affecting our growth, net sales and profitability. A decline in the national or regional economies of any foreign countries in which we currently operate or will operate in the future could have a material adverse effect on our business, financial condition and operating results.

A FEW OF OUR STOCKHOLDERS HAVE SUBSTANTIAL CONTROL OVER OUR VOTING STOCK.

         As of July 7, 2000, Robert E. Price, who is the Chairman of our Board, and Sol Price, a significant stockholder of ours and father of Robert E. Price, beneficially owned approximately 37.9% of our outstanding common stock. As a result, these stockholders will effectively control the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

THE LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS.

         We depend to a large extent on the performance of our senior management team and other key employees for strategic business direction. If we lost the services of any members of our senior management or other key employees, it could have a material adverse affect on our business, financial condition and operating results.

WE ARE SUBJECT TO VOLATILITY IN FOREIGN CURRENCY EXCHANGE.

         We conduct international operations primarily in Central America and the Caribbean, and we intend to conduct such operations in Asia. Accordingly, we are subject to both economic and political instabilities that cause volatility in foreign currency exchange. For fiscal 1999, 28% of our net warehouse sales were in foreign currencies. Through May 31, 2000, approximately 73% of our net warehouse sales during fiscal 2000 have been in foreign currencies, and we expect this percentage to increase in the future. We plan to open warehouses in additional foreign countries that may involve similar economic and political risks as well as challenges that may be different from those currently encountered by us. We believe that because our present operations and expansion plans involve numerous countries and currencies, our exposure from any one currency devaluation would not significantly affect operating results. Nonetheless, there can be no assurance that we will not experience a materially adverse affect on our financial condition as a result of the economic and political risks of conducting an international merchandising business.

         Foreign currencies in most Central American and Caribbean countries have historically devalued against the U.S. dollar and are expected to continue to devalue. Managing foreign exchange is critical for operating successfully in these markets and we manage our risks through a combination of hedging currencies through non-deliverable forward exchange contracts, or NDFs, and internal hedging procedures. As of July 15, 2000, we had no NDFs outstanding. However, we will continue to purchase NDFs where necessary to mitigate foreign exchange losses, but due to the volatility and high cost or lack of derivative financial instruments in the countries we operate in, significant risk from unexpected devaluation of local currencies exist. Foreign exchange transaction losses realized year-to-date through July 15, 2000 (including the cost of NDFs) increased cost of goods sold by approximately $1.7 million.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE TO BE WRONG.

         Some of the information under the caption "Risk Factors" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions, and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.


                                 USE OF PROCEEDS

         We are registering the shares of our common stock offered by this prospectus for the account of the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders." All of the net proceeds from the sale of our common stock by this prospectus will go to the stockholders who offer and sell their shares of our common stock.
We will not receive any part of the proceeds from the sale of these securities.

                              SELLING STOCKHOLDERS

         The following table provides the name of each stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus. Because the selling stockholders may sell all or part of their shares of our common stock under this prospectus and since this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of our common stock that the selling stockholders will hold at the end of the offering covered by this prospectus.

         Of the 646,000 shares of common stock listed below,

         - 339,750 shares were issued to PSC, S.A., as partial consideration for the sale of its 40% interest in PSMT Caribe, Inc. to PriceSmart, and

         - an aggregate of 306,748 shares were issued to the principals of BB&M International Trading Group, as consideration for BB&M's sale of its 49% interest in PriceSmart's Panama business to PriceSmart.


                                       SHARES BENEFICIALLY                           SHARES BENEFICIALLY
                                              OWNED                                         OWNED
                                        BEFORE THE OFFERING            SHARES         AFTER THE OFFERING
                                       --------------------            BEING         --------------------
              NAME                     NUMBER       PERCENT            OFFERED       NUMBER       PERCENT
              ----                     ------       -------            -------       ------       -------
PSC, S.A.                             679,500       10.9%              339,750         339,750       5.4%
First Federal Financial Corp.          77,098        1.2%               77,098               0        *
Uttam C. Nandwani                     104,380        1.7%              104,380               0        *
Rafael E. Barcenas(1)                  81,916        1.3%               64,442          17,474        *
Joseph Azrak                           26,215         *                 26,215               0        *
Roberto Novey                          19,276         *                 19,276               0        *
Raymond Dayan                          15,337         *                 15,337               0        *


         *Ownership is less than 1%.

         (1) Includes 14,758 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this prospectus.

         Pursuant to agreements between PriceSmart and the selling stockholders, PriceSmart agreed to file a registration statement covering the shares of common stock held by the selling stockholders, or in certain instances, a portion of the shares of common stock held by the selling stockholders.

         The selling stockholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years, except that as of July 7, 2000, PSC, S.A. owned approximately 10.9% of our common stock and Rafael E. Barcenas is a director of PriceSmart.

                              PLAN OF DISTRIBUTION

         The selling stockholders may from time to time offer and sell their shares of our common stock offered by this prospectus. We have registered the selling stockholders' shares for resale to provide them with freely tradable securities. However, registration does not necessarily mean that the selling stockholders will offer and sell any of their shares.

         OFFER AND SALE OF SHARES. The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares of our common stock in one or more of the following manners:

         - on the Nasdaq National Market or other exchanges on which our common stock is traded at the time of sale,

         - in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or

         -        in privately negotiated transactions.

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell their shares of our common stock in one or more of the following transactions:

         - a block trade in which the broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

         - a broker or dealer may purchase as principal and resell the shares for its own account under this prospectus, or

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The selling stockholders may accept and, together with any agent of the selling stockholders, reject in whole or in part any proposed purchase of the shares of our common stock offered by this prospectus.

         BROKERS AND DEALERS. The selling stockholders may select brokers or dealers to sell their shares of our common stock. Brokers or dealers of the selling stockholders may arrange for other brokers or dealers to participate in selling the shares. The selling stockholders may give the brokers or dealers commissions or discounts in amounts to be negotiated immediately before any sale. In connection with these sales, these brokers or dealers, any other participating brokers or dealers, and some pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

         COMMISSIONS. The selling stockholders will pay any sales commissions or other sellers' compensation applicable to these transactions.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended August 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of our common stock offered by this prospectus will be passed upon for PriceSmart by Latham & Watkins, San Diego, California.

                      WHERE TO FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning our General Counsel at:

                                PriceSmart, Inc.
                              4649 Morena Boulevard
                           San Diego, California 92117
                                 (858) 581-4530

         The SEC allows us to "incorporate by reference" in this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. PriceSmart incorporates by reference the documents listed below and any future filings it makes with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

         - The Annual Report on Form 10-K of PriceSmart for the fiscal year ended August 31, 1999,

         - The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended November 30, 1999,

         - The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended February 29, 2000,

         - The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended May 31, 2000,

         -        The Current Report on Form 8-K filed with the SEC on June 19,
                  2000, and

         - The description of our common stock contained in our Amended Registration Statement on Form 10 filed with the SEC on August 13, 1997.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning PriceSmart and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the offices of the SEC.

         You should rely only on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. You should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

================================================================================


         We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
PriceSmart                                                                   2
Risk Factors                                                                 2
Use of Proceeds                                                              6
Selling Stockholders                                                         6
Plan of Distribution                                                         7
Experts                                                                      8
Legal Matters                                                                8
Where to Find Additional Information                                         8






                                PRICESMART, INC.

                                 646,498 SHARES

                                  COMMON STOCK





                               P R O S P E C T U S





                                __________, 2000

================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by PriceSmart, Inc. (the "Company").


SEC Registration Fee................................................... $ 6,433
Printing and Mailing Costs.............................................   5,000
Legal Fees and Expenses................................................  12,000
Accounting Fees and Expenses...........................................   5,000
Miscellaneous .........................................................   2,000

             TOTAL..................................................... $30,433


All of the above items except the registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Company is a party to indemnification agreements with each of its directors and officers.

Item 16. Exhibits.

    5.1  Opinion of Latham & Watkins.

    23.1 Consent of Ernst & Young, LLP.

    23.2 Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

    24.1 Power of Attorney (included on signature page hereto).

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Diego, State of California, on the 26th day of July, 2000.

                                      PriceSmart, INC.


                                      By:  /s/ GILBERT A. PARTIDA
                                           -------------------------------------
                                           Gilbert A. Partida
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby constitutes and appoints Gilbert A. Partida his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Securities Exchange Act of 1934, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.


SIGNATURE                                           TITLE                                       DATE
---------                                           -----                                       ----


--------------------------------------------        Chairman of the Board
Robert E. Price


/s/ GILBERT A. PARTIDA                              President, Chief Executive                  July 26, 2000
--------------------------------------------        Officer and Director
Gilbert A. Partida                                  (Principal Executive Officer)


/s/ ALLAN C. YOUNGBERG                              Executive Vice President and                July 26, 2000
--------------------------------------------        Chief Financial Officer
Allan C. Youngberg                                  (Principal Financial and
                                                    Accounting Officer)



SIGNATURE                                           TITLE                                       DATE
---------                                           -----                                       ----

/s/ RAFAEL E. BARCENAS                              Director                                    July 26, 2000
--------------------------------------------
Rafael E. Barcenas


/s/ JAMES F. CAHILL                                 Director                                    July 26, 2000
--------------------------------------------
James F. Cahill


/s/ KATHERINE L. HENSLEY                            Director                                    July 26, 2000
--------------------------------------------
Katherine L. Hensley


/s/ LEON C. JANKS                                   Director                                    July 26, 2000
--------------------------------------------
Leon C. Janks


/s/ LAWRENCE B. KRAUSE                              Director                                    July 26, 2000
--------------------------------------------
Lawrence B. Krause


                                  EXHIBIT INDEX

    The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.


EXHIBIT NO.        DESCRIPTION
-----------        -----------
 5.1               Opinion of Latham & Watkins.*
 23.1              Consent of Ernst & Young, LLP.*
 23.2              Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
 24.1              Power of Attorney (included on signature page hereto).

----------

    * Filed herewith.